UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2006
Date of Report (Date of earliest event reported)

INVISION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50459	98-0396733
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 212 – 810 Peace Portal Drive
Blaine, WA		98230
(Address of principal executive offices)		(Zip Code)

(360) 305-5696
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On September 28, 2006, Invision Capital, Inc. (the “Company”) issued 714,285 units at a price of $0.70 per unit for total proceeds of $500,000. Each unit is comprised of one share of the Company’s common stock and one share purchase warrant. Each share purchase warrant will entitle the holder to purchase one additional share of the Company’s common stock at a price of $0.70 per share for a period of one year from the date of closing. This private placement was completed pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933. The Company did not engage in a distribution of this offering in the United States. The investor represented that it was not a US person as defined in Regulation S, and has provided representations indicating that it was acquiring the Company’s securities for investment purposes only and not with a view towards distribution. No underwriting discounts or commissions were involved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISION CAPITAL, INC.

Date: October 3, 2006	By:	/signed/John Boschert

JOHN BOSCHERT
Secretary